                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999 relating to the consolidated financial statements and financial statement schedule of Penton Media, Inc. and its Subsidiaries as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998, which appears in the Penton Media, Inc. and Subsidiaries' Annual Report on Form 10-K (File No. 001-14337).

PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
March 21, 2000